Exhibit 10.103
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OEM PURCHASE AGREEMENT
EIGHTH AMENDMENT
This EIGHTH Amendment (“Amendment”) effective as of the date of the last signature hereto (the “Effective Date”) amends the OEM Purchase Agreement dated December 16, 2002 (“Agreement”) by and between Hewlett-Packard Company a Delaware Corporation having a place of Business located at 20555 SH 249 Houston, Texas 77070, (“HP”) and Brocade Communications Systems, Inc., a Delaware corporation having its principal place of business located at 1745 Technology Drive, San Jose, California 95110 (“Brocade”).
RECITALS
WHEREAS, HP and Supplier have entered into the Agreement pursuant to which HP agreed to purchase, and Supplier agreed to sell OEM Products in accordance with the terms and conditions set forth therein; and,
WHEREAS, HP and Supplier desire to enter into this Eighth Amendment to amend certain provisions of the Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, HP and Supplier agree as follows:
1.	Definitions. Terms used in this Eighth Amendment that are not defined herein shall have the meaning given thereto in the Agreement.

2.	Confirmation and Ratification. Except as expressly amended herein all unmodified and remaining terms and conditions of the Agreement shall remain in full force and effect. All capitalized terms not defined in this EIGHTH Amendment shall have the meaning set forth in the Agreement. In the event a conflict between the Agreement and this EIGHTH Amendment, the terms of this EIGHTH Amendment shall govern.

3.	Amendments. HP and Supplier hereby agree that the Agreement is hereby amended as follows:

Add the following language to section 13 Marketing and Licensing:
13.16 Requirements of Third Party Licenses. Supplier shall deliver or make available to HP all materials required to meet the requirements of any licenses for third party open source software that is included in the deliverables. For example, supplier shall deliver or make available to HP the source code for any software licensed under an open source license that has a source availability requirement (such as the GNU General Public License). If the source code is not included with the material that supplier has previously delivered to HP, at HP’s request, supplier shall deliver or make available to HP the source code for any software licensed under an open source license that has a source availability requirement. This will be sent or made available to HP within [**] after HP’s request. Supplier shall grant HP the right [**] as necessary to meet customer requirements.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
HP / Brocade CONFIDENTIAL

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The parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

AGREED:
BROCADE COMMUNICATIONS			HEWLETT-PACKARD COMPANY
SYSTEMS INC. (“SUPPLIER”)			(“HP”)

By:	/s/ Ian Whiting		By:	/s/ Julie A. Uranga

	Name:	Ian Whiting		Name:	Julie A. Uranga
	Title:	VP, WW Sales		Title:	SWD Procurement Manager
9/6/07

AGREED:
BROCADE COMMUNICATIONS
SWITZERLAND, SARL. (“SUPPLIER”)

By:	/s/ Kevin McKenna

	Name:	Kevin McKenna
	Title:	International Controller

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
HP / Brocade CONFIDENTIAL